Exhibit 99.1

Harte Hanks Secures a New $25 Million Revolving Line of Credit with Texas Capital Bank

Chelmsford, MA — December 21, 2021, Harte Hanks, Inc. (HHS) (the "Company"), a leading global customer experience company, today announced that the company has obtained a new $25 million secured revolving line of credit with Texas Capital Bank. This new loan agreement will enhance the Company's strategic position and increase its financial flexibility.

The Company intends to use the credit facility for working capital, to repay existing debt and to create growth opportunities by investing in and enhancing our current client offerings. The credit facility will be guaranteed by various subsidiaries of the Company.

"We are pleased to work with Texas Capital Bank on this new credit facility that affords Harte Hanks additional financial flexibility as we continue to grow our business and enhance long-term shareholder value," stated Brian Linscott, our Chief Executive Officer. Linscott went on to state, “This new facility is the next step in the Company's strategy to ensure financial stability. The new facility eliminated the need for a third-party guarantee which demonstrates the success the Company has had in executing on its turnaround plan.”

About Harte Hanks:

Harte Hanks (HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract, and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world's premier brands including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Austin, Texas, Harte Hanks has over 2,500 employees in offices across the Americas, Europe and Asia Pacific. For more information, visit hartehanks.com.

As used herein, "Harte Hanks" or "the Company" refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks' logo and name are trademarks of Harte Hanks.

Note Regarding Forward-looking Statements

Our press release contains "forward-looking statements" within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "seeks," "could," "intends," or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus and new variants thereof, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; (n) the realization of any benefits that may be derived from listing the Company's common stock on Nasdaq and (o) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Investor Relations Contact:

Rob Fink

FNK IR

HRTH@fnkir.com

646-809-4048